                                                                    EXHIBIT 99.4

                              STYLECLICK.COM INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                                           ADDITIONS
                                                    -----------------------
                                                                 CHARGED TO
                                       BALANCE AT   CHARGED TO     OTHER
                                       BEGINNING    COSTS AND    ACCOUNTS--   DEDUCTIONS--    BALANCE AT
DESCRIPTION                            OF PERIOD     EXPENSES     DESCRIBE      DESCRIBE     END OF PERIOD
-----------                            ----------   ----------   ----------   ------------   -------------
Balance at December 31, 1999
  Reserves and allowances deducted
    from asset accounts:
    Allowance for doubtful
      accounts.......................   $132,500     $  60,00           --      $(49,729)(1)   $242,229
                                        ========     ========     ========      ========       ========
Balance at December 31, 1998
  Reserves and allowances deducted
    from asset accounts:
    Allowance for doubtful
      accounts.......................   $ 81,500     $917,438           --      $866,438 (1)   $132,500
                                        ========     ========     ========      ========       ========
Balance at December 31, 1997
  Reserves and allowances deducted
    from asset accounts:
    Allowance for doubtful
      accounts.......................   $112,141     $ 52,000           --      $ 82,641 (1)   $ 81,500
                                        ========     ========     ========      ========       ========

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(1) Uncollectible accounts written off, net of recoveries.